                                                                   EXHIBIT 10.11

[SGX LOGO]

January 14, 2004

Christopher Henney Ph.D., DSc.
Dendreon Corporation
3005 First Avenue
Seattle, WA 98121

Dear Chris:

Further to your email message of December 15, 2003, I confirm that the terms of your Chairmanship of the SGX Board of Directors, as approved by the Compensation Committee of the Board at its meeting on January 13, 2004, is as follows:

      1. For the duration of your Chairmanship, you will be paid $60,000 per year, payable quarterly in advance. You will also be eligible for an additional $60,000 bonus payment in 2004, in the event that SGX completes a private financing by September 30, 2004 with at least $10 million of money coming from new investors.

      2. You will receive an option to purchase 120,000 shares of common stock of SGX at an exercise price of $0.25 per share, vesting on a monthly basis over 2 years subject to the continuation of your Chairmanship, with a vesting start date of December 4, 2003. This option will be subject to the terms and conditions of our standard stock option agreement, which we will forward to you shortly for signature.

      3. At the discretion of the Compensation Committee of the Board, you will be eligible for additional bonus options based on performance.

If the above accords with your understanding, please sign where indicated below. On behalf of the Board, we are delighted that you have assumed the role of Chairman and look forward to an exciting 2004.

Best wishes,

Sincerely,

/s/ Tim Harris

Tim Harris
CEO

Agreed this 16 day of January, 2004

/s/ Christopher S. Henney
--------------------------------
Christopher Henney Ph.D., DSc

                   STRUCTURAL GENOMIX, INC. - WWW.STROMIX.COM

      CORPORATE HEADQUARTERS - 10505 Roselle Street - San Diego, CA 92121
 - 858.558.4850 - 858.558.4859 fax SGX BEAMLINE - Argonne National Laboratory, Bldg. 438A - 9700 S. Cass Avenue, Argonne, IL 60439 - 630.252.0820 -
                                630.252.0835 fax
  SGX SAN FRANCISCO - 525 Brannan Street, Ste. 200 - San Francisco, CA 94107 -
                        415.777.0868 - 415.777.0975 fax